UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2016

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 Hartwell Avenue Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Inotek Pharmaceuticals Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 23, 2016. As of April 28, 2016, the record date for the Annual Meeting, there were 24,423,394 outstanding shares of the Company’s common stock. The Company’s shareholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on May 6, 2016: (i) to elect Carsten Boess, J. Martin Carroll and Gary M. Phillips, M.D. as Class II directors of the Company, each to serve for a three-year term expiring at the Company’s annual meeting of shareholders in 2019 and until their successors have been duly elected and qualified, subject to their earlier resignation or removal (“Proposal 1”) and (ii) to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 2”).

The Company’s shareholders approved the Class II director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s shareholders voted for Class II directors as follows:

Class II Director Nominee	For	Against	Withheld	Broker Non-Votes
Carsten Boess	23,041,176	0	29,345	2,074,188
J. Martin Carroll	23,041,176	0	29,345	2,074,188
Gary M. Phillips, M.D.	23,042,176	0	28,345	2,074,188

The Company’s shareholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
25,074,414	67,059	3,236	0

No other matters were submitted to or voted on by the Company’s shareholders at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2016	INOTEK PHARMACEUTICALS CORPORATION

	By:	/s/ Dale Ritter
Dale Ritter Vice President – Finance